EXHIBIT 10.28.1

                              TERMINATION AGREEMENT

     Agreement made as of the 1st day of December, 1999, by and between JetForm Corporation, 560 Rochester Street, Ottawa, Ontario, K1S 5K2 (the "Company") and John Kelly, 23 Hyde Park Way, Nepean, Ontario, K2G 5R7 ("Kelly").

     WHEREAS Kelly has served as a senior executive of the Company since 1994 and Kelly and the Company have agreed to terminate Kelly's employment in the Company;

     AND WHEREAS Kelly and the Company have entered into an agreement dated August 11, 1994 which Agreement was amended on September 26, 1998 (the "Agreement") and wish to set out the parties' respective rights and obligations under the Agreement as a result of Kelly's termination of his employment with the Company.

     NOW THEREFORE for the reasons set forth above and in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is hereby agreed as follows:

1.   Kelly's employment with the Company shall terminate on the date hereof.

2. Notwithstanding such termination, the Company will pay to Kelly (a) an annual amount of $455,000 for three years commencing on the date hereof, which will be payable in arrears by direct deposit to Kelly's bank account on the Company's regular mid-month and end of month pay date commencing with the first pay in December 1999. In addition, the Company will continue
     (i) all health benefits for the earlier of three years or until Kelly obtains full time employment (Kelly shall notify the Company upon such event); (ii) a car allowance of $1,000 per month for a period of three years; and (iii) stock options granted to and currently vested or unvested by Kelly shall continue to be held by Kelly as though Kelly had continued to have been employed by the Company. Kelly shall also be entitled to job relocation counseling services which shall include business and financial planning in an amount not to exceed $30,000.

3. Notwithstanding Kelly's termination, in the event the Company pays its Chief Executive Officer (i) incentive compensation on account of profit or customer satisfaction, or (ii) benefits allowance whether in the form of base salary or otherwise, for all or any portion of the three year period following the date hereof, Kelly shall be entitled to receive compensation in the same percentages earned of profit or customer satisfaction and/or benefits allowance, same terms and timing as the Company's Chief Executive Officer based on an aggregate annual incentive to Kelly of $185,000 (profit) and $10,000 (customer satisfaction) and $22,750 to Kelly based on a benefits allowance. Kelly's entitlement hereunder shall be payable as and when paid to the Company's Chief Executive Officer.

4. All amounts stated herein are before taxes. The Company shall withhold and remit all taxes and statutory withholdings and any other taxes based on Kelly's income as though Kelly was an employee during the Agreement.

5. Article IV of the Agreement as amended shall continue in full force and effect.

6. The validity, construction and enforce ability of this Agreement shall be governed in all respects by the laws of Ontario and the laws of Canada applicable therein.

7. Kelly acknowledges and agrees that it will be difficult to compute the amount of damage or loss to the Company if he violates this Agreement, that Company will not have an adequate legal remedy if Kelly violates the provisions of this Agreement and that any such violation will cause substantial irreparable injury and damage to the Company. Therefore, Kelly agrees that, in the event of any violation by him of this Agreement, the Company shall, in addition to damages, be entitled to specific performance, injunctive, or other equitable relief, of either a preliminary or permanent type.

8. Prior to any disclosure by the Company to the public, Kelly agrees to keep all terms of this Agreement confidential except for any disclosure to financial advisors.

     IN WITNESS WHEREOF, the Company and Kelly have executed this Termination Agreement as of the date first written above.

                                       JETFORM CORPORATION

                                       By:
                                          --------------------------------------
                                       Title:
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Witness as to the signature of         JOHN KELLY
John Kelly